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                                                                   EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") dated this May 15, 2003, between CHIRAL QUEST, INC., a Minnesota corporation (together with its successors and assigns referred to herein as the "Company"), with principal Consultant offices located at 1981 Pine Hall Drive, State College, PA 16801 787 Seventh Avenue, New York, NY 10019 and XUMU ZHANG, PH.D., residing at 276 Camelot Lane, State College, PA 16803 (the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Company desires to continue to retain Consultant on an exclusive consultancy basis to engage in such activities and to render such services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

         WHEREAS, Consultant desires to continue to be retained by the Company on an exclusive consultancy basis under the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

         1.   CONSULTANCY, DUTIES AND ACCEPTANCE.

              1.1 SERVICES. You will be retained by the Company to be its Chief Technology Officer. You will report to the Chief Executive Officer of the Company (the "Board") and shall perform such duties as are consistent with your position as Chief Technology Officer (the "Services") including, but not limited to, direction of employees and/or research projects under contract between the Company and Consultant's laboratory within the Pennsylvania State University, direction of technical-development activities by the Company's research personnel, direction of research and manufacturing activities in support of the Company's technologies and commercial activities and business and that of its third party manufacturers and customers and prospective customers. The Consultant will also direct all of the Company's commercial and scientific development of its technology, including commercial scale up and manufacturing processes for it ligands owned or controlled, via license or otherwise, by the Company. You agree to perform such duties faithfully and, subject to your obligations to PSU (more fully described in Paragraph 5) to devote all your working time, attention and energies to the business of the Company. Consultant further agrees not to engage in any other business activity that is in conflict with his duties and obligations to the Company. Consultant will not provide consulting services to any person, entity, company, or party without the express written consent of the Company and Consultant further agrees that the Company shall have the right to prohibit the Consultant from entering into any consulting agreement or other agreement that the Company, in its sole discretion, deems might have a material adverse effect on the Company's business. Additionally, during the term of this Agreement, the Board of Directors shall use its best efforts to nominate you for election as a director of the Company at each annual meeting of the Company.



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         1.2  ACCEPTANCE.  Consultant hereby accepts such engagement and agrees to render the Services.

         2.   TERM OF CONSULTANCY.

              2.1 TERM. The Consultant's obligations under this Agreement
(the "Term") shall commence as of the Effective Date (as hereinafter defined) and shall continue for a term of four (4) years, unless sooner terminated pursuant to Section 7 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information and Non-Compete shall continue in effect as specified in Sections 4 and 8 hereof and survive the expiration or termination of this Agreement. Prior to the expiration of the Term, but no less than ninety
(90) days prior to the expiration of the Term, the Term may be extended for additional one (1) year periods upon mutual written consent of the Consultant and the Board.

              2.2 EFFECTIVE DATE. The effective date of this Agreement is the date as first written above.

         3.   COMPENSATION.

              3.1 FEES. The Company shall pay Consultant fees (the "Base Salary") equal One Hundred Twenty Thousand Dollars ($120,000.00) per year, payable in bi-monthly installments.

              3.2 EXPENSE REIMBURSEMENT. All travel and other expenses reasonably incurred by Consultant incidental to the rendering of services to the Company hereunder shall be paid by the Company or reimbursed to Consultant upon receipt and approval of expense reports on Company forms supported by appropriate documentation. From time to time, Consultant shall submit, and obtain approval for, proposed expense budgets. All unbudgeted expenses in excess of $2,000.00 (individually, or collectively if in connection with a single, related subject or project within a given month) shall require advance approval. The Company will reimburse Consultant, or pay in advance, for reasonable itemized travel and other expenses incurred incidental to rendering services to the Company prior to the Effective Date.

              3.4 OPTIONS. Consultant shall be entitled to receive options to purchase a 650,052 shares of common stock of the Company, par value $.01 per share (the "Common Stock") (determined by multiplying the issued and outstanding Common Stock of the Company as of the Effective Date by 5%) at an exercise price per share equal to $1.49 (the "Options") (subject to adjustment for splits and/or other capital restructuring). The Options shall vest as follows:

              (a) 162,513 Options will vest on the date that is one year from the Effective Date;
              (b) 162,513 Options will vest on the date that is two years from the Effective Date;
              (c) 162,513 Options will vest on the date that is three years from the Effective Date; and

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              (d) 162,513 Options will vest on the date that is four years from the Effective Date.

No Options will vest until the first anniversary of the Effective Date. With the exception of the foregoing terms described in this Section 3.4, all terms of the Options will be consistent with Company's employee stock option plan to be implemented by the Company following the Effective Date. In the event Consultant is terminated without Cause, or terminates this Agreement for a Good Reason, all Options shall immediately vest and shall expire unless exercised prior to the date that is 90 days from the date of termination. If the Consultant is terminated for Cause, or terminates this Agreement without Good Reason, all unvested Options shall not vest and shall immediately expire and become void.

              3.5 BONUSES. The Board of Directors of the Company may, at its sole discretion, issue bonuses to the Consultant as, when and in amounts to be determined by the Board.

         4.   CONFIDENTIAL INFORMATION AND INVENTIONS.

              4.1 The Consultant recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by the Company, its affiliates or third parties with whom the Company or any such affiliates has an obligation of confidentiality. Accordingly, during and after the Term, the Consultant agrees to keep confidential and not disclose, publish, or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company or any of its affiliates. "Confidential and Proprietary Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, chemical diagrams, the application of catalysts to chiral molecules and manufacturing and development thereof, manufacturing and developments plans and processes, patent applications and continuations or continuations in part, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any affiliate or client of the Company. The Consultant expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company. The Consultant agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company's offices at any time during his employment by the Company, except as required in the execution of the Consultant's duties to the Company. The Consultant agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination of this Agreement.

              4.2 Except with prior written authorization by the Company, the Consultant agrees not to disclose or publish any of the Confidential and Proprietary Information, or any confidential, scientific, technical or business information of any other party to whom the Company or any of its affiliates owes an obligation of confidence, at any time during or after his employment with the Company.
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              4.3 Subject to Paragraph 5, the Consultant agrees that all inventions, discoveries, improvements and patentable or copyrightable works, including but not limited to, chiral chemistry, the application of catalysts to chiral molecules, ligand families, and pharmaceutical and chemical manufacturing processes ("Inventions") initiated, conceived or made by him, either alone or in conjunction with others, during the Term shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Consultant hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions. The Consultant further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Consultant will execute all documents necessary:

                  (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

              4.4 The Consultant acknowledges that while performing the services under this Agreement the Consultant may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of pharmacy, pharmaceutical, biotechnology, chemistry, manufacturing, healthcare, technology and other fields which may be of potential interest to the Company or one of its affiliates (the "Third Party Inventions"). The Consultant understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Consultant), agents or consultants during the Employment Term shall be and remain the sole and exclusive property of the Company or such affiliate and the Consultant shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company.

              4.5 CONSULTANT DISCLOSURE. Consultant agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term.

              4.6 The Company acknowledges that the Consultant has an obligation to publish knowledge in connection with his duties as a research scientist employed by PSU. The consultant agrees to disclose any such proposed publication relating to technologies licensed or otherwise owned by the Company at least 60 days prior to his submission for publication or lecture. The Company will reasonably determine whether such publication or lecture may potentially have a material adverse effect on the Company. The Consultant will agree to amend or alter such publication or lecture in accordance with the Company's direction so that the Company may protect its interests, or at the Company's request, delay such publication or lecture for a period of time necessary for the Company to file patent application, continuations in parts, or other documents that it may reasonably deem necessary to protect its interests.


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         5.   PENNSYLVANIA STATE UNIVERSITY OBLIGATIONS.

              5.1 The Company agrees and understands that he Consultant is an employee of the Pennsylvania State University ("PSU") and that the Consultant's primary responsibility is to PSU. In connection with such employment, the Consultant has entered into certain agreements with PSU relating to the ownership of intellectual property rights, conflicts of interest, and other matters, and is subject to certain policy statement of PSU (collectively the "Institutional Agreements", attached hereto as Exhibit 5). If any provision of this Agreement is hereinafter determined to be in conflict with any Institutional Agreement, the Institutional Agreement will govern to the extent of such conflict, and the conflicting provisions of this Agreement will not apply. The Consultant is not aware of such conflict, and is further obligated to notify the Company of the existence of any Institutional Agreement executed by the Consultant or instituted by PSU subsequent to the date of this Agreement and immediately provide a copy of such Institutional Agreement to the Company. The Consultant represents and warrants that Exhibit 5 is complete and accurate.

              5.2 The consulting work performed hereunder will not be conducted on time that is required to be devoted to PSU under the Institutional Agreements. Except with the written consent of PSU, the Consultant shall not use the funding, resources or facilities of PSU to perform consulting work hereunder and shall not perform the consulting services hereunder in any manner that would give PSU or any other third party rights to the product of such work.

              5.3 The Consultant acknowledges and agrees that any Invention created by him during the Term that is not owned by PSU pursuant to the Institutional Agreements will be owned exclusively by the Company under this Agreement.

         6.   CONSULTANT REPRESENTATIONS & WARRANTIES

              The Consultant hereby represents and warrants to the Company as follows:

              6.1 Neither the execution or delivery of this Agreement nor the performance by the Consultant of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, PSU policy or guideline, or other instrument to which the Consultant is a party or by which he is bound. The Consultant represents that there is no conflict of interest between his current consulting duties with any third parties and his duties to the Company under this agreement. A listing of all relationships to which the Consultant or his laboratory at PSU is party is attached hereto as Exhibit 6.1 and Consultant further represents and warrants that he is not a party to any agreement, written or verbal, other than those listed in Exhibit 6.1, and that the performance of his duties in connection with this Agreement does not conflict with the agreements listed in Exhibit 6.1.

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              6.2 The Consultant has the full right, power and legal
capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Consultant enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Consultant to execute and deliver this Agreement or perform his duties and other obligations hereunder, with the exception of those approvals or consents required pursuant to Consultant's employment with PSU, and Consultant hereby represents and warrants that he has received all such necessary consents and approvals.

              6.3 The Consultant understands that he is not an employee of the Company, but an independent contractor. Nevertheless, the Consultant further understands that he is a senior officer and director of the Company, and accordingly has such responsibilities and liabilities commensurate with such positions.

         7.   TERMINATION.

              7.1 DEATH. If Consultant dies during the Term of this Agreement, Consultant's employment hereunder shall terminate upon his death and all obligations of the Company hereunder shall terminate on such date, except as provided in 7.6(a).

              7.2 DISABILITY. If Consultant shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company and such inability lasts for a period of at least 180 consecutive days by reason of Consultant's physical or mental disability, whether by reason of injury, illness or similar cause, Consultant shall be deemed disabled, and the Company any time thereafter may terminate the Agreement by reason of the disability. During such 180 day period, the Base Salary and other benefits payable to Consultant hereunder shall not be suspended or diminished. Upon delivery to Consultant of notice to terminate, all obligations of the Company hereunder shall terminate, except as provided in 7.6(a).

              7.3 TERMINATION FOR CAUSE. The Company may at any time during the Term, with fifteen (15) days prior written notice, terminate this Agreement and discharge Consultant for Cause, whereupon the Company's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Consultant shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Consultant of this Agreement including without limitation a breach by Consultant of the obligations set forth in Section 4 or Section 8 hereof; (ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Consultant of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the Board of Directors of the Company; or (v) fraud, criminal conduct or embezzlement. The following shall be deemed a material breach for the purposes of Subsection (i) hereof: (a) the Consultant's conviction for, or a plea of nolo contendere to, a felony or a crime involving moral turpitude; (b) willful misconduct as an employee of the Company, which is detrimental to the business of the Company; or (c) willful or reckless disregard of his responsibilities under this Agreement. The obligations of the Consultant under Section 4 and Section 8 shall continue notwithstanding termination of the Consultant's employment pursuant to this Section 7.3.

              7.4 GOOD REASON. This Agreement may be terminated by the Consultant for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean any of the following: (i) the assignment to the Consultant of duties inconsistent with the Consultant's position, duties, responsibilities, titles or offices as described herein; (ii) any material reduction by the Corporation of the Consultant's duties and responsibilities; or (iii) any reduction by the Corporation of the Consultant's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Consultant, shall not be deemed a reduction of the Consultant's


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compensation package for purposes of this definition).

              7.5 CHANGE OF CONTROL. This Agreement may be terminated by the Board of Directors of the Company (or its successor) in its sole discretion upon the occurrence of a Change of Control. For purposes of this Agreement, "Change of Control" means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities if such person or his or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the future disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

              7.6 COMPENSATION UPON TERMINATION.

                  (a) If this Agreement is terminated by the Company as a result of his death or Disability, the Company shall pay to the Consultant or to the Consultant's estate, as applicable, (x) his Base Salary and any accrued and any unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability. All Stock Options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date.

                  (b) If this Agreement is terminated by the Board of Directors of the Company for Cause, or by Consultant without Good Reason, then the Company shall pay to the Consultant his Base Salary through the date of his termination and the Consultant shall have no further entitlement to any other compensation or benefits from the Company. All Stock Options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date.

                  (c) If this Agreement is terminated as a result of a Change of Control resulting in the Company or its stockholders receiving at least $50,000,000 in value, then, in the event that the Company elects to terminate the Consultant pursuant to Section 7.5, the Company shall (i) pay the Consultant the Base Salary for up to one (1) year and (ii) cause any unvested options then owned by the Consultant to vest immediately and remain exercisable for 180 days. If the stockholders receive less than $50,000,000 in value pursuant to such transaction, the Company shall have no further obligations to the Consultant and all of Consultant's unvested options shall expire.

                  (d) If this Agreement is terminated by the Company other than as a result of the Consultant's death or Disability and other than for reasons specified in Sections 7.3-7.5, then the Company shall continue to pay to the Consultant his fee for a period of one (1) year following such termination, and (ii) pay the Consultant any expense reimbursement amounts owed through the date of termination. All Stock Options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All Stock Options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date.

                  (e) This Section 7.6 sets forth the only obligations of the Company with


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         respect to the termination of the Consultant's agreement with the
         Company, and the Consultant acknowledges that, upon the termination of this Agreement, he shall not be entitled to any payments or benefits which are not explicitly provided in Section 7.6.

                  (f) Upon termination of this Agreement for any reason, the Consultant shall be deemed to have resigned as director of the Company, effective as of the date of such termination.

                  (g) The provisions of this Section 7.6 shall survive any termination of this Agreement.

         8.   NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT.

              8.1 The Consultant agrees, understands and recognizes that, due to the unique nature of the Company's business, the loss of any of its clients or business flow, the improper use of its Confidential and Proprietary Information, or the loss of access to the Consultant's knowledge, skills and know-how could create significant instability and cause substantial damage to the Company and its affiliates and therefore the Company has a strong legitimate business interest in protecting the continuity of its business interests and the restriction herein agreed to by the Consultant narrowly and fairly serves such an important and critical business interest of the Company. For purposes of this Agreement, the Company shall be deemed to be actively in the business of chiral chemistry, including the development, application, and manufacturing of catalysts used to develop and manufacture chiral molecules and providing consulting services in connection therewith, and in the future, in any other business in which it actually devotes substantive resources to study, develop or pursue during the Term. During the Term and for a period of two (2) years thereafter, the Consultant shall not, directly or indirectly:

                  (a) solicit or induce any employee of the Company or any of its affiliates to leave the employ of the Company or any such affiliate; or hire for any purpose any employee of the Company or any affiliate or any employee who has left the employment of the Company or any affiliate within two years of the termination of such employee's employment with the Company or any such affiliate or at any time in violation of such employee's non-competition agreement with the Company or any such affiliate; or

                  (b) solicit or accept employment or be retained by any person, company, entity, or party who, at any time during the term of this Agreement, was an agent, client or customer of the Company or any of its affiliates where his position will be related to the business of the Company or any such affiliate;

                  (c) solicit or accept the business of any agent, client or customer of the Company or any of its affiliates with respect to products, services or investments similar to those provided or supplied by the Company or any of its affiliates; or

                  (d) compete with the Company in the business of the Company, either individually or in conjunction with any person, firm, association, syndicate, partnership, company or corporation, directly or indirectly (as principal, agent, employee, director, officer, shareholder, partner, independent contractor, consultant, individual proprietor, or as an investor who has made advances, loans, or contributions of capital, or in any other manner whatsoever).

              8.2 The Company and the Consultant each agree that both during the Term and at all times thereafter, neither party shall directly or indirectly disparage, whether or not true, the name or reputation of the other party or any of its affiliates, including but not limited to, any officer, director, employee or shareholder of the Company or any of its affiliates.

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              8.3 In the event that the Consultant breaches any provisions of Section 4 or this Section 8 or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled, to injunctive and other equitable relief for such breach or threatened breach and that resort by the Company to such injunctive or equitable relief shall not be deemed to waiver or to limit in any respect any right or remedy which the Company may have with respect to such breach or threatened breach. The Consultant agrees that in such action, if the Company makes a prima facie showing that Consultant has violated or apparently intends to violate any of the provisions of this Section 8, the Company need not prove either damage or irreparable injury in order to obtain injunctive relief. The Company and Consultant agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situated in the County and State of New York and each of the parties hereto agrees to accept service of process by registered or certified mail and to otherwise consent to the jurisdiction of such courts.

              8.4 Each of the rights and remedies enumerated in this Section
8 shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the covenants contained in this Section 8, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 8 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect the Company's right to the relief provided in this Section 8 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states or jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

              8.5 In the event that an actual proceeding is brought in equity to enforce the provisions of Section 4 or this Section 8, the Consultant shall not urge as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available. The Consultant agrees that he shall not raise in any proceeding brought to enforce the provisions of Section 4 or this Section 8 that the covenants contained in such Sections limit his ability to earn a living.

              8.6 The provisions of this Section 8 shall survive any termination of this Agreement.

         9. NO MITIGATION. You will not be required to mitigate the amount of any payment or benefit provided in this Agreement by seeking other employment or otherwise, and there will be no offsets against amounts due you under this Agreement or account of any remuneration attributable to any subsequent employment that you may obtain.

         10.  ARBITRATION.

         Except with respect to any proceeding brought under Section 8 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach


                                       9
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hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in the State of New York pursuant to the rules then applying of the American Arbitration Association, JAMS or such other association as may be mutually agreed upon by the parties. The arbitrators shall consist of one representative selected by the Company, one representative selected by the Consultant and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Company or the Consultant fail to appoint an arbitrator as required by this Section 10 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

         11.  NOTICES.

         All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to each party at the address first set forth above; provided, however, that the Company shall provide notice to the Consultant by delivering notice to:

Steven Eckhaus
Eckhaus & Olson
230 Park Avenue
New York, NY 10169-2525
(212) 986-6200 tel
(212) 661-2153 fax
sge@eckhausolson.com

         12.  GENERAL.

              12.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

              12.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

              12.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No



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

representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

              12.4 SEVERABILITY. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

              12.5 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

              12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

              12.7 ASSIGNABILITY. This Agreement, and Consultant's rights and obligations hereunder, may not be assigned by Consultant. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

              12.8 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CHIRAL QUEST, INC.                          XUMU ZHANG, PH.D.



By: /s/ Alan Roth                           By: /s/ Xumu Zhang
    ----------------------                     -----------------------
Name:    Alan Roth
Title:   President & CEO


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